EVERMORE FUNDS TRUST
AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of  January 29, 2013, to the Fund Accounting Servicing Agreement (the “Agreement”) dated as of December 2, 2009, as amended August 1, 2011, is entered into by and between EVERMORE FUNDS TRUST, a Massachusetts trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the length of the Agreement and the fees of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

Section 15. Term of Agreement; Amendment is hereby superseded and replaced with the following:

15.  Term of Agreement; Amendment
This Agreement shall become effective as of January 1, 2013 and will continue in effect for a period of three (3) years.  This Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.  Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.  This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Trust, and authorized or approved by the Board of Trustees.

Amended Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

2013	1

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

EVERMORE FUNDS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Eric LeGoff	By: /s/ Michael R. McVoy

Name: Eric LeGoff	Name: Michael R. McVoy

Title: CEO	Title: Executive Vice President

2013	2

Amended Exhibit B to the Fund Accounting Servicing Agreement
Evermore Funds Trust

FUND ACCOUNTING SERVICES FEE SCHEDULE at January 1, 2013

Annual Fund Accounting Fee Per Fund*
$XXX base fee on the first $XXX million plus
2.00 basis points on the next $XXX million
1.25 basis points on the next $XXX million
1.00 basis point on balance above $XXX million

Advisor Information Source Web Portal
▪  $XXX /fund per month
▪  $XXX /fund per month for clients using an external administration service
▪  Specialized projects will be analyzed and an estimate will be provided prior to work being performed

Chief Compliance Officer Support Fee*
▪  $XXX /year

Out-Of-Pocket Expenses
Including but not limited to pricing services, international corporate action services, fair value pricing services, factor services, customized reporting, and all other out-of-pocket expenses.

Additional Services
▪  Additional base fee of $XXX for each additional class

NOTE: All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

2013	3

Amended Exhibit B (continued)
to the
Fund Accounting Servicing Agreement – Evermore Funds Trust

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at January 1, 2013

Out-Of-Pocket Expenses
▪  Pricing Services
        − $XXX Domestic and Canadian Equities/Options
        − $ XXX Corp/Gov/Agency Bonds/International Equities/Futures
        − $ XXX CMOs/Municipal Bonds/Money Market Instruments/International Bonds
        − $ XXX /Fund per Day - Bank Loans
        − $ XXX /Fund per Day - Credit Default Swaps
        − $ XXX /Fund per Day - Basic Interest Rate Swaps
        − $ XXX /Fund per Month - Mutual Fund Pricing
        − $XXX /Foreign Equity Security per Month for Corporate Action Service
        − $ XXX /Month Manual Security Pricing (>10/day)
▪  Factor Services (BondBuyer)
        − $ XXX /CMO/Month
        − $ XXX /Mortgage Backed/Month
        − $ XXX /Month Minimum/Fund Group
▪  Fair Value Services (FT Interactive)
        − $ XXX on the First 100 Securities/Day
        − $ XXX on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service.  Alternative source costs may vary.

2013	4